UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2019
DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.
On November 20, 2019 (the “Closing Date”), Daré Bioscience, Inc. (“Daré”) completed its acquisition of Microchips Biotech, Inc., a Delaware corporation (“Microchips”), pursuant to the previously announced Agreement and Plan of Merger, dated as of November 10, 2019 (the “Merger Agreement”), by and among Daré, MC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Daré (“Merger Sub”), Microchips and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent, and attorney-in-fact of the Effective Time Holders (defined below). On the Closing Date, Merger Sub merged with and into Microchips, the separate corporate existence of Merger Sub ceased and Microchips survived as a wholly owned subsidiary of Daré (the “Merger”).
Microchips is developing a proprietary, microchip-based, implantable drug delivery system designed to store and precisely deliver numerous therapeutic doses over months and years on a schedule determined by the user and controlled via wireless remote. Microchips’ lead product candidate is a pre-clinical stage contraceptive application of that technology that utilizes levonorgestrel.
In connection with the closing of the Merger, Daré will issue an aggregate of approximately 3,000,000 shares of its common stock (the “Closing Shares”) to the holders of shares of Microchips’ capital stock outstanding immediately prior to the effective time of the Merger (other than holders of dissenting shares, if any) (the “Effective Time Holders”).
The terms of the Merger Agreement, including additional information regarding the nature and amount of consideration that may be paid by Daré in connection with the Merger, are described in the Current Report on Form 8-K filed by Daré with the Securities and Exchange Commission on November 12, 2019 (the “Prior 8-K”). To the extent required by Item 2.01 of Form 8-K, the information previously reported in the Prior 8-K is incorporated herein by reference.
Neither the foregoing description of terms of the Merger Agreement nor the description of the terms of the Merger Agreement in the Prior 8-K purports to be complete and each description is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Prior 8-K, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information reported in Item 2.01 above with respect to the issuance of the Closing Shares is incorporated by reference into this Item 3.02. The issuance of the Closing Shares has not been and will not be registered under the Securities Act or qualified under any state securities laws. Such shares will be issued pursuant to a private placement under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, and only to those Effective Time Holders who are “accredited investors” as defined under Rule 501(a) of Regulation D.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In accordance with the terms of the Merger Agreement, effective as of the Closing Date, the board of directors of Daré (the “Board”) appointed Cheryl R. Blanchard, Ph.D. to the Board to serve as a Class III director, filling the vacancy created by a former director’s resignation from the Board in July 2019. Immediately prior to the closing of the Merger, Dr. Blanchard was the president, chief executive officer and a member of the board of directors of Microchips.
Other than the Merger Agreement, there are no arrangements or understandings between Dr. Blanchard and any other person pursuant to which she was selected as a member of the Board. The Board determined that Dr. Blanchard is an “independent director” under Rule 5605(a)(2) of the Nasdaq Listing Rules.
In accordance with Daré’s non-employee director compensation policy, in connection with her election to the Board, on the Closing Date, Dr. Blanchard was granted a stock option to purchase 45,000 shares of Daré’s common stock, which has an exercise per share equal to the stock’s closing price on the grant date and which will vest as to one-third of the shares on each anniversary of the grant date until the third anniversary thereof, subject to Dr. Blanchard’s continued service on the Board. Also in connection with her election to the Board, Daré entered into an indemnification agreement with Dr. Blanchard in the same form that Daré has entered into with its other directors.

Item 7.01	Regulation FD Disclosure.
On November 21, 2019, Daré issued a press release announcing the closing of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Daré intends to provide the financial statements of Microchips, to the extent required by Item 9.01(a) of Form 8-K, by amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 9.01(a)(4) of Form 8-K.
(b) Pro forma financial information.
Daré intends to provide pro forma financial information, to the extent required by Item 9.01(b) of Form 8‑K, by amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 9.01(b)(2) of Form 8-K.
(d) Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated November 10, 2019, Daré Bioscience, Inc., MC Merger Sub, Inc., Microchips Biotech, Inc., and Shareholder Representative Services LLC, as stockholders’ representative Note for filing: When preparing for EDGAR filing, need to create a link here to the copy of the Merger Agreement that was filed with the November 12th 8-K. (incorporated by reference to the Current Report on Form 8-K filed by Daré with the Securities and Exchange Commission on November 12, 2019)

99.1	Press release issued on November 21, 2019

*Schedules and exhibits to this agreement, as well as portions of this agreement that are not material and would likely cause competitive harm to the registrant if publicly disclosed, have been omitted from this exhibit pursuant to Instructions 4 and 6 of Item 1.01 of Form 8-K. A copy of any omitted schedule or exhibit and/or an unredacted copy of this agreement will be provided to the Securities and Exchange Commission or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.
Dated: November 21, 2019	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer